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                                                 EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-32107 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-43636 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-49333 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 33-55861 on Form S-3, Post-effective Amendment No. 2 on Registration No. 33-50571 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 33-56923 on Form S-8 of our report dated February 7, 1996 appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1995.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 27, 1996



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